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                                                                    EXHIBIT 10.5

                            FIRST AMENDMENT OF LEASE

     This FIRST AMENDMENT OF LEASE, made as of this 31st day of October, 2000, between THE RECTOR, CHURCH WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, having its office and address at 74 Trinity Place in the Borough of Manhattan, City, County and State of New York (hereinafter referred to as the "Landlord") and PHOTODlSC, INC., a corporation organized under the laws of the State of Washington, having an address at 701 North 34th Street, Seattle, Washington 98103 (hereinafter referred to as the "Tenant")

                              W I T N E S S E T H:

     WHEREAS, the Landlord and Tenant entered into an agreement of lease, dated as of April 1, 2000 (the "Lease") wherein the Landlord leased to the Tenant the entire 2nd floor as described in the lease (the "Premises"), in the building of the Landlord known as 200 Hudson Street, New York, New York for a term to commence April 1, 2000 and expire (unless sooner terminated in accordance with the provisions of the lease) on March 31, 2015 at the rentals and upon the other terms, covenants and conditions in such lease set forth; and

     WHEREAS, Landlord and Tenant have agreed to amend the Lease by eliminating the free rent and providing in its place for Landlord to contribute equivalent dollars towards Tenant's cost of making Improvements (the "Improvements") to the Premises;

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     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, Landlord and Tenant hereby agree that, effective as of November 1, 2000 (the "Effective Date"), the Lease shall be modified as follows:

     1. Reduction in Free Rent: Increase in Landlord's Contribution. (a) The Lease presently provides for Landlord to make certain allowances to Tenant in the form of free rent (Section (g) of Article One). The parties have agreed to reduce the free rent and increase the cash contribution, by equal dollar amounts. There is no intention to change the net total dollars paid by Tenant and received by Landlord (only the timing will change). The free rent periods to be eliminated have already occurred, specifically May, June, July and August, 2000, the total value of the free rent being $175,284. Tenant shall pay rent to Landlord as set forth below.

     (b) The total free rent to be converted into Landlord cash contribution is $175,284 (the "Landlord Contribution"). Landlord shall disburse the Landlord Contribution to Tenant as set forth in paragraph (c) below.

     (c) The Landlord shall reimburse the Tenant from time-to-time (but not prior to April 1, 2001) for work done in connection with the installation and construction of the Improvements, up to the amount of Landlord's Contribution, provided that the Landlord's obligation to make any such or reimbursement shall be subject to the satisfaction of the following conditions:

          (i) the Landlord shall have been furnished with invoices from the vendors, supplier, or contractor evidencing the amount for which payment or

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               reimbursement is sought, such invoices, if submitted for
               reimbursement, to be marked "paid in full" by such vendor, supplier or contractor (or, in lieu thereof, the Landlord shall be furnished other documentation satisfactory to the Landlord evidencing payment in full); and

          (ii) the Landlord shall have received, with respect to the work done for which payment or reimbursement is claimed hereunder, a written waiver from the contractor or vendor in question (and all subcontractors and subvendors involved in the work in question) waiving any right to assert any vendor's, mechanic's or other lien on the building, the Premises or any fixtures, machinery, equipment or other installation therein.

     (d) With respect to the free rent as to which Tenant has already had the benefit, $175,284, such amount shall be repaid to Landlord in four equal monthly installments of $43,821, commencing January 1, 2001 and continuing on the first of each month thereafter until paid. Such amount constitute additional rent hereunder.

     2. Tenant represents and warrants to the Landlord that all of the Tenant's negotiations respecting this lease which were conducted with or through any person, firm or corporation, other than the officers of the Landlord, were conducted through Plymouth Partners, Ltd. (the "Broker"). The Landlord agrees to pay the commission due to the Broker pursuant to the terms of a separate agreement. Landlord and Tenant agree to indemnify and hold one another harmless from and

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against all demands, liabilities, losses, causes of action, damages, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred in connection with any claims for a brokerage commission, finder's fee, consultation fees or other compensation arising out of any conversations or negotiations had by the party against whom indemnification is claimed with any broker or other party except for the Broker.

     3. Getty Images, Inc. ("Getty") joins in this agreement to confirm that (a) the Lease Guaranty Agreement dated April __, 2000 (the "Guaranty"), pursuant to which Getty guaranteed the obligations of Tenant under the Lease remains in full force and effect, (b) Getty consents to Tenant's entering into this First Amendment of Lease, (c) Getty agrees that the obligations of Tenant guaranteed by Getty pursuant to the Guaranty include the additional obligations assumed by Tenant under this First Amendment of Lease, and (d) that the reference in the Guaranty to the "Lease" shall mean the Lease as modified by this First Amendment of Lease.

     4. The Lease is hereby ratified and the parties confirm that, except as modified hereby, the Lease remains unmodified and in full force and effect.

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     IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as of the day and year first above written.

                                       THE RECTOR, CHURCH-WARDENS AND VESTRYMEN
                                       OF TRINITY CHURCH IN THE CITY OF NEW
                                       YORK


                                       By: /s/ Daniel Paul Matthews
                                          -----------------------------------
                                               Daniel Paul Matthews, Rector


                                       By: /s/ [ILLEGIBLE]
                                          -----------------------------------
                                               Director of Leasing


                                       By: /s/ [ILLEGIBLE]
                                          -----------------------------------
                                               Executive Vice President
                                               of Real Estate


                                       By: /s/ [ILLEGIBLE]
                                          -----------------------------------
                                               Finance Department


                                       PHOTODISC, INC.


                                       By: /s/ [ILLEGIBLE]                (L.S)
                                          --------------------------------
                                       Name:
                                       Title:


                                       GETTY IMAGES, INC.


                                       By: /s/ [ILLEGIBLE]
                                          -----------------------------------
                                       Name:
                                       Title:

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